10-K
Exhibit 31.1
Certification
I, Sarah Newell, certify that:
1.I have reviewed this annual report on Form 10-K of Chesapeake Granite Wash Trust, for which The Bank of New York Mellon Trust Company, N.A., acts as Trustee;
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3.Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, distributable income and changes in trust corpus of the registrant as of, and for, the periods presented in this report.
4.I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)), and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and I have:
(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the registrant is made known to me by others within that entity, particularly during the period in which this report is being prepared; and
(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under my supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles; and
(c) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report my conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
(d) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and
5.I have disclosed, based on my most recent evaluation of internal control over financial reporting, to the registrant's auditors:
(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting, which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report information; and
(b) Any fraud, whether or not material, that involves any persons who have a significant role in the registrant's internal control over financial reporting.
In giving the foregoing certifications in paragraphs 4 and 5, I have relied to the extent I consider reasonable on information provided to me by the Administrative Servicer.

Date:	March 21, 2022	/s/ Sarah Newell
Sarah Newell Vice President The Bank of New York Mellon Trust Company, N.A., Trustee of Chesapeake Granite Wash Trust